UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.
TCG BDC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TCG BDC, Inc.
520 Madison Avenue, 40th Floor
New York, NY 10022
July 25, 2017
To Our Stockholders:
We are pleased to invite you to attend a Special Meeting of Stockholders (the “Meeting”) of TCG BDC, Inc. (“we,” “us,” “our,” “TCG BDC” or the “Company”) to be held on September 15, 2017, at 8:30 a.m., Eastern Time, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, NY 10022.
The following pages include a formal notice of the Meeting and our proxy statement. The Notice of Internet Availability of Proxy Materials you received in the mail and this proxy statement describe the matter on the agenda for the Meeting. Please read these materials so that you will know what we intend to act on at the Meeting.
At the Meeting, you will be asked to consider and vote upon a proposal to approve the Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C. (the “Investment Adviser”), which, if approved by the required vote of the Company’s stockholders, is expected to become effective as of the date on which such stockholder approval is received and will amend and restate the existing investment advisory agreement, dated as of April 3, 2013, by and between the Company and the Investment Adviser (the “Existing Advisory Agreement”). The Amended Advisory Agreement will, among other changes, (i) reduce the incentive fee payable by the Company to the Investment Adviser from an annual rate of 20% to an annual rate of 17.5%, (ii) delete the incentive payment deferral test, and (iii) include in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash.
A copy of the Amended Advisory Agreement is attached as Annex A to the accompanying proxy statement and is marked to show changes to the Existing Advisory Agreement. You are encouraged to read it in its entirety, including the annex thereto.
After careful consideration, our Board of Directors, including our directors that are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, has determined that the Amended Advisory Agreement is in the best interests of the Company and has unanimously approved the Amended Advisory Agreement. Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Amended Advisory Agreement.
This Meeting is particularly significant and your vote is extremely important. The Amended Advisory Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock for purposes of the Investment Company Act of 1940, as amended. If you fail to vote, the effect will be the same as a vote against the approval of the Amended Advisory Agreement. If approved by the Company’s stockholders, the Amended Advisory Agreement is expected to become effective as of the date on which such stockholder approval is received.
It is important that your shares be represented at the Meeting, regardless of whether you plan to attend the Meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in our proxy statement.
On behalf of management and our Board of Directors, we thank you for your continued support of TCG BDC.

Sincerely,

/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer
New York, NY
July 25, 2017

TCG BDC, Inc.
520 Madison Avenue, 40th Floor
New York, NY 10022
Notice of Special Meeting of the Stockholders
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of TCG BDC, Inc. (“we,” “us,” “our,” the “Company” or “TCG BDC”) will be held at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, 7th Floor, New York, NY 10022 on September 15, 2017, at 8:30 a.m. Eastern Time. The Meeting is being held for the following purpose: to consider and vote upon a proposal to approve the Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C. (the “Investment Adviser”).
A copy of the Amended Advisory Agreement is attached as Annex A to the accompanying proxy statement and is marked to show changes to the existing investment advisory agreement, dated as of April 3, 2013, by and between the Company and the Investment Adviser (the “Existing Advisory Agreement”). As previously disclosed, in connection with the Company’s initial public offering (the “Company IPO”), which the Company completed on June 19, 2017, the Company’s Investment Adviser agreed voluntarily to charge 17.5% instead of 20% with respect to, or effectively waive 2.5% from, the entire calculation of the incentive fees payable by the Company to the Investment Adviser under the Existing Advisory Agreement beginning on the first full quarter following the consummation of the Company IPO until the earlier of (i) October 1, 2017 and (ii) the date that the Company’s stockholders vote on the approval of a proposed amendment to the Existing Advisory Agreement, which would include reducing the 20% incentive fee based on pre-incentive fee net investment income and capital gains to 17.5% and deleting the payment deferral test related to the incentive fee. Accordingly, the Company is now seeking stockholder approval of the Amended Advisory Agreement. The Amended Advisory Agreement will, among other changes, (i) reduce the incentive fee payable by the Company to the Investment Adviser from an annual rate of 20% to an annual rate of 17.5%, (ii) delete the incentive fee payment deferral test and (iii) include in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash.
The Board of Directors of the Company has fixed the close of business on July 20, 2017 (the “Record Date”) as the record date for the Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof.
We are furnishing a proxy statement and proxy card to our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. Since you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy statement and proxy card unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement, and vote your proxy.
You vote is extremely important to us. If you are unable to attend the Meeting, we encourage you to vote your proxy by following the instructions provided on the Notice of Internet Availability of Proxy Materials or the proxy card. Stockholders may also request from us free of charge printed copies of the proxy statement and proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Our Board of Directors, including our directors that are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, unanimously recommends that you vote “FOR” the approval of the Amended Advisory Agreement.
The enclosed proxy statement provides a detailed description of the Meeting, the Amended Advisory Agreement and other related matters. We urge you to read the proxy statement, including Annex A, carefully and in their entirety.

By Order of the Board of Directors,

/s/ Matthew Cottrell
Matthew Cottrell
Secretary
New York, NY
July 25, 2017

The proxy statement and a form of proxy card are available online at https://proxyonline.com/docs/tcgbdc.pdf/. You will need your 12-digit control number in the box at the right of your proxy card to access our proxy materials online. If you plan on attending the Meeting, whether or not you intend to vote your shares in person, you will need to bring photo identification and proof of ownership of your shares as of the Record Date in order to be admitted to the Meeting. To obtain directions to the Meeting, please call the Company at (212) 813-4900.
Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the Board of Directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing and returning the proxy card is important to ensure a quorum at the Meeting. Stockholders also have the option to authorize their proxies by mail, telephone or Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Meeting and voting in person.

-i-

TCG BDC, Inc.
520 Madison Avenue, 40th Floor
New York, NY 10022
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or the “Directors”) of TCG BDC, Inc., which is sometimes referred to in this proxy statement as “we,” “us,” “our,” “TCG BDC” or the “Company,” for use at a Special Meeting of Stockholders (the “Meeting”) to be held at the offices Sullivan & Cromwell LLP, 535 Madison Avenue, New York, NY 10022 on September 15, 2017, at 8:30 a.m. Eastern Time. Only holders of record of our common stock at the close of business on July 20, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, we had 61,859,848 shares of common stock outstanding and entitled to vote at the Meeting.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials on the Internet, including the proxy statement and the accompanying form of proxy (collectively, the “Proxy Statement”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) was distributed on or about July 25, 2017 to our stockholders of record as of the close of business on the Record Date. Stockholders are able to (1) access the proxy materials on a website referred to in the Notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the Notice. You will need your 12-digit control number that is included with the Notice to authorize your proxy for your shares through the Internet. If you have not received a copy of this Notice, please contact us by mail sent to the attention of the Secretary of the Company, Matthew Cottrell, at our principal executive offices located at 520 Madison Avenue, 40th Floor, New York, NY 10022 or you can call us by dialing (212) 813-4900.
All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of TCG BDC’s common stock represented by the proxy will be voted “FOR” the approval of the Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C. (the “Investment Adviser”). Should any matter not described above be properly presented at the Meeting, the named proxies will have discretion to vote the shares thereby represented in accordance with their judgment.

INFORMATION ABOUT THE SPECIAL MEETING OF STOCKHOLDERS
Date, Time and Place
The Meeting will be held at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, NY 10022 on September 15, 2017, at 8:30 a.m. Eastern Time. This Proxy Statement is furnished to you and other stockholders of the Company in connection with the solicitation of proxies by the Company’s Board to be used at the Meeting and any adjournments or postponements thereof.
Purpose
At the Meeting, you will be asked to consider and vote upon the following matter: to approve the Amended and Restated Investment Advisory Agreement by and between the Company and the Investment Adviser (the “Advisory Agreement Proposal”).
Board Recommendation
The Company’s Board unanimously recommends that you vote “FOR” the Advisory Agreement Proposal.
Record Date, Voting Rights and Quorum
Only holders of record of our common stock at the close of business on Record Date will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, we had 61,859,848 shares of common stock outstanding and entitled to vote at the Meeting.
Holders of our common stock are entitled to one vote for each share held as of the Record Date.
A majority of the outstanding shares of common stock must be present or represented by proxy at the Meeting in order to have a quorum. If you have properly voted by proxy online, by phone or via mail and did not subsequently revoke your proxy, you will be considered part of the quorum. We will count “abstain” votes as present for the purpose of establishing a quorum for the transaction of business at the Meeting. If at any time shares are held through brokers, we will count broker non-votes, if any, as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters. Notwithstanding the foregoing, we do not expect many, if any, broker non-votes at the Meeting because there are no routine proposals to be voted on at the Meeting. For this reason, it is imperative that stockholders vote or provide instructions to their broker as to how to vote.
Votes Required to Approve the Advisory Agreement Proposal
Approval of the Advisory Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Meeting. The Investment Company Act of 1940, as amended (the “Investment Company Act”) defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Proposal. If approved by the Company’s stockholders, the Amended Advisory Agreement is expected to become effective as of the date on which such stockholder approval is received.
The inspector of elections appointed for the Meeting will separately tabulate affirmative and “abstain” votes and any broker non-votes.
Voting, Proxies and Revocation
Attending the Special Meeting

All Company common stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the Meeting. Stockholders of record can vote in person at the Meeting. If you are not a stockholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares to be able to vote in person at the Meeting. If you plan to attend the Meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the Meeting. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification.
Voting by Stockholder of Record
If you are the stockholder of record of your shares of the Company’s common stock, you can ensure that your shares are voted at the Meeting by submitting your voting instructions (i) by mailing your signed and voted proxy back in the postage-paid envelope provided, (ii) online at proxyonline.com using your 12-digit control number in the box at the right of your proxy card to authorize your proxy for your shares, or (iii) by dialing 866-796-7181. If you submit a proxy, the named proxies for the Meeting, Matthew Cottrell and Orit Mizrachi (or their duly authorized designees), will vote your shares at the Meeting as you indicate. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the Advisory Agreement Proposal, and to vote on any other matters properly presented at the Meeting in their judgment. You can also attend and vote during the Meeting in person. Submitting your instructions or proxy by any of the other methods will not affect your ability to attend and vote during the Meeting.
Voting of Shares Held in “Street Name”
If your shares are held for your account by a broker, bank or other institution or nominee, your institution or nominee will not vote your shares unless you provide instructions to your institution or nominee on how to vote your shares. You should instruct your institution or nominee how to vote your shares by following the voting instructions provided by your institution or nominee.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.
Adjournment of Meeting
In the event that a quorum is not achieved at the Meeting, either in person or represented by proxy, the chairman of the Meeting shall have the power to adjourn the Meeting sine die or from time to time not more than 120 days after the original Record Date without notice other than the announcement at the Meeting to permit further solicitation of proxies. If the Meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the Meeting as originally notified.
The stockholders present either in person or by proxy at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Expenses of Soliciting Proxies
The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and distributing the Notice and, if requested, this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card.
In addition to the solicitation of proxies by mail or e-mail, proxies may be solicited in person and by telephone or facsimile transmission by Directors and officers of the Company, or certain employees of and affiliates of the Investment Adviser without special compensation therefor. The Company has also retained AST Fund Solutions, LLC to assist in the solicitation of proxies for a base fee of approximately $2,500, plus additional fees per contact with stockholders and for reimbursement of reasonable out-of-pocket expenses.

Householding of Proxy Materials
Under rules adopted by the SEC, companies and intermediaries (e.g., brokers) may satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. The rules also apply to the delivery of the Notice.
The Company’s amended and restated bylaws, as amended (the “Bylaws”), allow us to give a single notice to all stockholders who share an address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. A single copy of the Notice or, if applicable, our Proxy Statement, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to the attention of the Secretary of the Company, Matthew Cottrell, at our principal executive offices located at 520 Madison Avenue, 40th Floor, New York, NY 10022 or 212-813-4900. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
Contact Information for Proxy Solicitation
You can contact us by mail sent to the attention of the Secretary of the Company, Matthew Cottrell, at our principal executive offices located at 520 Madison Avenue, 40th Floor, New York, NY 10022. You can call us by dialing 212-813-4900. You can access our proxy materials online at https://proxyonline.com/docs/tcgbdc.pdf/ using the control number found on your Notice and in the box at the right of your Proxy Card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of the Record Date, the beneficial ownership as indicated in the Company’s books and records of each current Director, each executive officer of the Company, the executive officers and Directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.
The percentage ownership is based on 61,859,848 shares of common stock outstanding as of the Record Date. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is 520 Madison Avenue, 40th Floor, New York, NY 10022.

Name of Beneficial Owner or Identity of Group	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned
Five-Percent Stockholder:
State of Connecticut acting through its treasurer as trustee	3,199,468	(2)	5.2%
Directors and Named Executive Officers:
Interested Directors (as defined below)
Michael A. Hart	21,238	(3)	*
Eliot P.S. Merrill	10,100	(4)	*
Independent Directors (as defined below)
Nigel D.T. Andrews	10,100	(5)	*
William P. Hendry	—		—
John G. Nestor	—		—
Named Executive Officers Who Are Not Directors
Mathew Cottrell	—		—
Jeffrey S. Levin	15,782	(6)	*
Orit Mizrachi	2,434	(7)	*
Venugopal Rathi	526	(8)	*
All Directors and Executive Officers as a Group (nine persons)	60,180		0.1%

*	Represents less than one tenth of one percent.

(1)
For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of common stock as of a given date which such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days after such date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of determining the percentage of shares beneficially owned for such person, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person (except in the case of Directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of our common stock and each Director and executive officer has sole voting and/or investment power over the shares reported.

(2)	Consists of 3,199,468 shares of common stock directly owned. The address of the State of Connecticut is 55 Elm Street, 6th Floor, Hartford, Connecticut 06106.

(3)	Consists of 21,238 shares of common stock directly owned by Mr. Hart.

(4)	Consists of 10,100 shares of common stock directly owned by Mr. Merrill.

(5)	Consists of 10,100 shares of common stock directly owned by Mr. Andrews.

(6)	Consists of 15,782 shares of common stock directly owned by Mr. Levin.

(7)	Consists of 2,434 shares of common stock directly owned by Ms. Mizrachi.

(8)	Consists of 526 shares of common stock directly owned by Mr. Rathi.

PROPOSAL NO. 1
APPROVAL OF THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
The Company is seeking approval of the Amended Advisory Agreement between the Company and the Investment Adviser, a copy of which is attached hereto as Annex A and is marked to show changes to the Existing Advisory Agreement. The following description of the terms of the Amended Advisory Agreement and the Existing Advisory Agreement is a summary only and is qualified in its entirety by reference to Annex A.
If the Amended Advisory Agreement is approved by the Company’s stockholders, the Amended Advisory Agreement is expected to become effective as of the date on which such approval is received. If the Amended Advisory Agreement is not approved by the Company’s stockholders, the Existing Advisory Agreement will continue in effect, the deferral provision will remain in effect, accrued income that the Company has not yet received in cash in the case of investments with a deferred interest feature will continue to be excluded from the Company’s pre-incentive fee net investment income, the incentive fee will again be calculated based on 20% (and not 17.5%), and the Board will consider various alternatives, including seeking subsequent approval of a new investment advisory agreement by the Company’s stockholders.
Material Changes to the Existing Advisory Agreement and Reasons for the Changes
As previously disclosed, in connection with the Company’s initial public offering (the “Company IPO”), which the Company completed on June 19, 2017, the Company’s Investment Adviser agreed voluntarily to charge 17.5% instead of 20% with respect to, or effectively waive 2.5% from, the entire calculation of the incentive fees payable by the Company to the Investment Adviser under the Existing Advisory Agreement beginning on the first full quarter following the consummation of the Company IPO until the earlier of (i) October 1, 2017 and (ii) the date that the Company’s stockholders vote on the approval of a proposed amendment to the Existing Advisory Agreement, which would include reducing the 20% incentive fee based on pre-incentive fee net investment income and capital gains to 17.5% and deleting the payment deferral test related to the incentive fee. Accordingly, the Company is now seeking stockholder approval of the Amended Advisory Agreement. As described in more detail below in “—Terms of the Existing Advisory Agreement and the Amended Advisory Agreement,” the material terms of the Amended Advisory Agreement will be substantially the same as the Existing Advisory Agreement, except that the Amended Advisory Agreement will provide for (i) a reduction of the incentive fee payable by the Company to the Investment Adviser from an annual rate of 20% to an annual rate of 17.5%, (ii) the deletion of the incentive fee payment deferral test, and (iii) the inclusion in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash.
As noted above, approval of the Amended Advisory Agreement would reduce the incentive fees payable by the Company to the Investment Adviser both with respect to the portion of the incentive fees based on pre-incentive fee net investment income and the portion of the incentive fees based on capital gains whereas including in the Company’s pre-incentive fee net investment income accrued income that the Company has not yet received in cash would accelerate and potentially increase the payment of incentive fees payable by the Company to the Investment Adviser. Approval of the Amended Advisory Agreement would also eliminate the incentive fee payment deferral test. This feature of the Existing Advisory Agreement defers payment of any incentive fee otherwise earned by the Investment Adviser and payable as an expense of the Company if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) the aggregate distributions to the Company’s stockholders and (b) the change in net assets (defined as gross assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 6.0% of the Company’s net assets (defined as gross assets less indebtedness) at the beginning of such period. Under the Existing Advisory Agreement, any deferred incentive fees are carried over for payment in subsequent calculation periods. Accordingly, although elimination of the deferral test could accelerate the timing for payment of incentive fees by the Company to the Investment Adviser, it will have no impact on the incentive fees expensed by the Company.
The table below compares the annual advisory fees earned by the Investment Adviser under the Existing Advisory Agreement for the year ended December 31, 2016 (without giving effect to the irrevocable fee waiver by the Investment Adviser of a portion of the base management fees, which is scheduled to terminate upon the completion of the first full quarter after the completion of the Company IPO) to the pro forma annual advisory fees assuming the Amended Advisory Agreement had been in effect for the year ended December 31, 2016.

Annual Advisory Fees ($ in thousands, other than percentages)	Existing Advisory Agreement	Amended Advisory Agreement	Difference
Base Management Fee	$18,539	$18,539	0.0%
Incentive Fees	$14,905	$13,042	(12.5)%
Total	$33,444	$31,581	(5.6)%

The Investment Adviser would have received the same amount of incentive fees from inception through December 31, 2016, if the incentive fee payment deferral test was not included in the Existing Advisory Agreement originally. In addition, the impact on the amount of incentive fees that the Investment Adviser would have received if the Existing Advisory Agreement originally provided that pre-incentive fee net investment income included, in the case of investments with a deferred interest feature, accrued income that the Company had not yet received in cash would have been de minimis from inception through December 31, 2016.
Recommendation of the Board
In accordance with Section 15(a) and 15(c) of the Investment Company Act, at an in-person meeting of the Board held on May 30, 2017, the Board, including a majority of the directors who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act (each, an “Independent Director” and each director who is an “interested person” as defined in Section 2(a)(19) of the Investment Company Act, an “Interested Director”), approved the Amended Advisory Agreement as being in the best interest of the Company and its stockholders. The Board then directed that the Amended Advisory Agreement be submitted to the Company’s stockholders for approval with the Board’s recommendation that the stockholders vote to approve the Amended Advisory Agreement.
In its consideration of the Amended Advisory Agreement, the Board considered the information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Company by the Investment Adviser;

•	the investment performance of the Investment Adviser;

•
comparative data with respect to advisory fees or similar expenses paid by other business development companies (“BDCs”), investment companies and other accounts, if any, of the Investment Adviser with similar investment objectives;

•	the Company’s projected operating expenses and expense ratio compared to BDCs, investment companies and other accounts, if any, of the Investment Adviser with similar investment objectives;

•	the costs of the services to be provided and profits to be realized by the Investment Adviser and its affiliates from the relationship with the Company;

•	the extent to which economies of scale would be realized as the Company continues to grow;

•	information about the services to be performed and the personnel performing such services under its respective Amended Advisory Agreement;

•	the organizational capability and financial condition of the Investment Adviser; and

•	the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.
Nature, Extent and Quality of Services Provided
In assessing the quality of the services to be provided by the Investment Adviser under the Amended Advisory Agreement, the Board noted that it most recently concluded that it was satisfied with the nature, extent and quality of the services to be provided by the Investment Adviser under the Existing Advisory Agreement in connection with its approval of, including the approval of a majority of the Independent Directors of, the continuance of the Existing Advisory Agreement at an in-person Board meeting on March 20, 2017.

The Board noted that it had previously considered the Company’s portfolio performance, which is provided to the Board on a regular basis, to the performance of other BDCs with comparable investment objectives and to appropriate indices. The Board further noted that, based on information previously provided by the Investment Adviser, including the Investment Adviser’s responses to a detailed series of questions as well as the compliance policies and procedures of the Investment Adviser, the Company and certain of the Company’s service providers, the Board considered the Investment Adviser’s performance in providing services related to corporation operations, including preparation and filing of various reports, maintenance of general organizational and corporate records and accounts, administration of the affairs of the Company, including relationships with the Company’s various service providers, and compliance with applicable laws and regulations.
After considering the Investment Adviser’s specific responsibilities in all aspects of day-to-day management of the Company, the Board noted that the services to be provided and the standard of care under the Amended Advisory Agreement are identical to those services to be provided and the standard of care under the Existing Advisory Agreement. In particular, the Board also noted that the Investment Adviser had served as the Company’s investment adviser since its inception. Based on the factors above, as well as those discussed below, the Board, including a majority of the Independent Directors, concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Investment Adviser under the Amended Advisory Agreement.
Comparison of Management Fee and Expense Ratio to Other BDCs
In assessing the fairness and reasonableness of the base management fees and incentive fees to be paid by the Company to the Investment Adviser under the Amended Advisory Agreement as well as the total estimated expenses to be paid by the Company, the Board noted that it most recently concluded that it was satisfied with fairness and reasonableness of the base management fees and incentive fees to be paid by the Company to the Investment Adviser under the Existing Advisory Agreement as well as the total estimated expenses to be paid by the Company in connection with its approval of, including the approval of a majority of the Independent Directors of, the continuance of the Existing Advisory Agreement at an in-person Board meeting on March 20, 2017.
The Board noted that it had previously reviewed and considered advisory fees paid by other investment companies with comparable investment objectives and of comparable size, particularly BDCs. In reviewing such comparative data with respect to the expense ratios and the amount and structure of the expenses paid by other externally managed BDCs, the Board also considered the combined advisory and administrative fees payable by the Company to the Investment Adviser and to Carlyle GMS Finance Administration L.L.C., the Company’s administrator (the “Administrator”) and an affiliate of the Investment Adviser, and the advisory fees charged by the Investment Adviser or its affiliates to clients (including future BDCs) with investment objectives and policies similar to those of the Company.
The Board considered that the reduction of the incentive fee rate in the Amended Advisory Agreement will reduce the incentive fees payable by the Company to the Investment Adviser both with respect to the portion of the incentive fees based on pre-incentive fee net investment income and the portion of the incentive fees based on capital gains. In addition, the Board considered that the deletion of the incentive fee payment deferral test from the Amended Advisory Agreement could accelerate the timing for payment of incentive fees by the Company to the Investment Adviser, particularly in the event that the Company experiences a prolonged period of underperformance. The Board also considered that the impact of the deletion of the incentive fee payment deferral test is on the timing rather than the amount of the payment of incentive fees by the Company to the Investment Adviser. The Board also considered that while pre-IPO investors in the Company had the benefit of this feature, they were also subject to a higher incentive fee. The Board further considered that although the inclusion in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash in the Amended Advisory Agreement has the potential to increase the incentive fees payable by the Company to the Investment Adviser, such impact has been de minimis.
The Board discussed how such changes to the incentive fees may allow the Company to preserve its value in the long term. The Board also discussed that the new incentive fee structure under the Amended Advisory Agreement was consistent with the range of other externally managed BDCs, and that the new annual rate of 17.5% for incentive fee was on the lower end of the incentive fee rate paid by other listed and externally managed BDCs of comparable size. The Board noted that none of the listed and externally managed BDCs of comparable size considered by the Board had an incentive fee payment deferral test similar to the one the Company is eliminating. The comparative data assisted the Board in assessing the fairness and reasonableness of the base management fees and incentive fees to be paid under the New Advisory Agreement as well as the total estimated expenses to be paid by the Company. Based on the information reviewed and the considerations detailed above, the Board, including a majority of the Independent Directors, concluded that the fee and expense structure under the Amended Advisory Agreement is fair and reasonable in relation to the services provided.

Experience of Key Personnel
In assessing the experience of the key personnel of the Investment Adviser, the Board noted that it most recently concluded that it was satisfied with the experience of the key personnel of the Investment Adviser in connection with its approval of, including the approval of a majority of the Independent Directors of, the continuance of the Existing Advisory Agreement at an in-person Board meeting on March 20, 2017.
The Board noted that it previously discussed the background and experience of current key personnel of the Investment Adviser. The Board considered that all of the current key personnel of the Investment Adviser, including the personnel having direct responsibility for the management of the Company, such as portfolio managers, are currently expected to continue their relationship with the Investment Adviser following effectiveness of the Amended Advisory Agreement.
Costs of Services Provided and Economies of Scale
In assessing the costs of services provided by the Investment Adviser and economies of scale, the Board noted that it most recently considered these issues in connection with its approval of, including the approval of a majority of the Independent Directors of, the continuance of the Existing Advisory Agreement at an in-person Board meeting on March 20, 2017.
The Board noted that it previously considered the costs incurred by the Company and the Investment Adviser to provide services to the Company, the expected costs to be incurred by the Investment Adviser, the profit that the Investment Adviser may realize, and the Investment Adviser’s financial condition. Based on its review, the Board concluded that the Investment Adviser is financially able to provide the Company with the services enumerated in the Amended Advisory Agreement.
The Board also considered the extent to which economies of scale may be realized as the Company grows, but concluded that economies of scale would be limited due to the time and effort involved in originating middle market loans consistent with the Company’s investment strategies. The Board noted that the economies of scale realized by the Administrator, an affiliate of the Investment Adviser, in providing administrative services to the Company will be realized by the Company due to the reduced cost of providing such services and the resultant lower administrative fee.
Conclusion
No single factor was determinative of the Board’s and the Independent Directors’ decisions to approve the Amended Advisory Agreement, but rather, the Directors based their determination on the total mix of information available to them. Following consideration of the foregoing, the Board determined that the terms of the Amended Advisory Agreement are fair to, and in the best interests of, the Company and its stockholders. The Board considered the proposed changes to the incentive fees in the Amended Advisory Agreement described above, and believes that such changes will preserve the Company’s value for the long term. In addition, the Board believes that, upon stockholders’ approval of the Amended Advisory Agreement, the Investment Adviser will continue to provide the same level of services as it currently provides under the Existing Advisory Agreement at a cost that is fair and reasonable.
Terms of the Existing Advisory Agreement and the Amended Advisory Agreement
Investment Advisory Services
Under both the Existing Advisory Agreement and the Amended Advisory Agreement, subject to the overall supervision of the Board, the Investment Adviser provides the same investment advisory services to the Company, including, among other things, sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring the Company’s investments on an ongoing basis.
Duration and Termination
The Company entered into the Existing Advisory Agreement with the Investment Adviser on April 3, 2013. The Existing Advisory Agreement was last approved by Carlyle GMS Investment Management L.L.C., in its capacity as the sole stockholder of the Company, on April 3, 2013. The continuance of the Existing Advisory Agreement was most recently approved by the Board, including a majority of the Independent Directors, at an in-person Board meeting on March 20, 2017.

The stockholders of the Company are being asked at the Meeting to approve the Amended Advisory Agreement for an initial term of two years. If the stockholders approve the Amended Advisory Agreement, the Amended Advisory Agreement will be in effect for an initial two-year term and, unless terminated earlier, will renew automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Independent Directors.
Each of the Existing Advisory Agreement and the Amended Advisory Agreement will automatically terminate in the event of an assignment, and may be terminated by at any time, without the payment of any penalty, by the Board or by the vote of a majority of the voting securities of the Company, on the one hand, or by the Investment Adviser, on the other hand, in each case upon at least 60 days’ written notice to the other party.
Limitation of Liability and Indemnification
Each of the Existing Advisory Agreement and the Amended Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Investment Adviser, its respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Adviser, including without limitation its sole member, are entitled to indemnification from the Company for all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by any of them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Investment Adviser’s duties or obligations under the Existing Advisory Agreement or the Amended Advisory Agreement, as applicable, or otherwise as an investment adviser of the Company.
Advisory Fees
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the Company pays the Investment Adviser a fee for investment advisory and management services consisting of two components—a base management fee and an incentive fee.
Because the Company IPO was a “Qualified IPO” for purposes of the Existing Advisory Agreement, the provisions in the Existing Advisory Agreement relating to the advisory fees payable by the Company to the Investment Adviser prior to the completion of a Qualified IPO are no longer applicable. As a result, such provisions are deleted from the Amended Advisory Agreement and are only discussed in connection with the description of the terms of the Existing Advisory Agreement below.
Base Management Fee
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the base management fee is calculated and payable quarterly in arrears at an annual rate of 1.50% of the Company’s average gross assets, including assets acquired through the incurrence of debt, excluding cash and cash-equivalents and adjusted for share issuances or repurchases. Cash and cash-equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high-quality investment grade debt investments that mature in 12 months or less from the date of investment. Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the base management fee is payable quarterly in arrears.
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, following the completion of the Company IPO, the base management fee is calculated based on the average value of the Company’s gross assets at the end of the two most recently completed fiscal quarters, except for the first quarter following the Company IPO, in which case the base management fee is calculated based on the Company’s gross assets as of the end of such fiscal quarter. The base management fee is appropriately adjusted for any share issuances or repurchases during such fiscal quarter and the base management fees for any partial month or quarter will be pro-rated.
Incentive Fee
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the incentive fee has two parts. The first part is calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter. The second part is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Advisory Agreement or the Amended Advisory Agreement, as applicable) based on the Company’s realized capital gains, if any, on a cumulative basis from inception through the date of determination, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.
Incentive Fee on Pre-Incentive Fee Net Investment Income
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the base management fee, expenses payable under the Company’s administration agreement with the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). In addition, under each of the Existing Advisory Agreement and the Amended Advisory Agreement, pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the Company’s net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the 1.50% base management fee.
Further, under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the calculations for incentive fee based on pre-incentive fee net investment income are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. Stockholders should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the Company’s debt investments. Accordingly, under each of the Existing Advisory Agreement and the Amended Advisory Agreement, an increase in interest rates would make it easier for the Company to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Investment Adviser with respect to pre-incentive fee net investment income.
As described below, the Amended Advisory Agreement amends the Existing Advisory Agreement to provide for (i) the inclusion in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash, and (ii) the reduction of the incentive fee based on pre-incentive fee net investment income payable by the Company to the Investment Adviser from an annual rate of 20% to an annual rate of 17.5%, including the corresponding reduction of the “catch-up rate” from 1.875% per quarter (7.50% annualized) to 1.82% per quarter (7.28% annualized), which is meant to match the reduction in the annual rate of the incentive fee so that the “catch-up” under the Amended Advisory Agreement would provide the Investment Adviser with approximately 17.5% of the Company’s pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds the “catch-up rate” of 1.82% in any calendar quarter.
Existing Advisory Agreement. Under the Existing Advisory Agreement, pre-incentive fee net investment income does not include, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash. Under the Existing Advisory Agreement, prior to the completion of the Company IPO, which was a Qualified IPO under the Existing Advisory Agreement, pre-incentive fee net investment income, expressed as a rate of return on the average daily Hurdle Calculation Value, a term defined in the Existing Advisory Agreement, throughout the immediately preceding calendar quarter, was compared to a “hurdle rate” of 1.50% per quarter (6% annualized) or a “catch-up rate” of 1.875% per quarter (7.50% annualized), as applicable; and after completion of the Company IPO, pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.50% per quarter (6% annualized) or a “catch-up rate” of 1.875% per quarter (7.50% annualized), as applicable.
Under the Existing Advisory Agreement, the Company pays the Investment Adviser an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which its pre-incentive fee net investment income does not exceed the hurdle rate of 1.50%;

•
100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.875% in any calendar quarter (7.50% annualized). The Company refers to this portion of its pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.875%) as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 20% of its pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.875% in any calendar quarter; and

•
20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.875% in any calendar quarter (7.50% annualized) is payable to the Investment Adviser. This reflects that once the hurdle rate is reached and the catch-up is achieved, 20% of all pre-incentive fee investment income thereafter is allocated to the Investment Adviser.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee under the Existing Advisory Agreement:
Existing Advisory Agreement:
Pre-incentive fee net investment income

Percentage of pre-incentive fee net investment income
allocated to the Investment Adviser

Amended Advisory Agreement. Under the Amended Advisory Agreement, pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash. Under the Amended Advisory Agreement, pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.50% per quarter (6% annualized) or a “catch-up rate” of 1.82% per quarter (7.28% annualized), as applicable.
Under the Amended Advisory Agreement, the Company pays the Investment Adviser an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which its pre-incentive fee net investment income does not exceed the hurdle rate of 1.50%;

•
100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.82% in any calendar quarter (7.28% annualized). The Company refers to this portion of its pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.82%) as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 17.5% of its pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.82% in any calendar quarter; and

•
17.5% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.82% in any calendar quarter (7.28% annualized) is payable to the Investment Adviser. This reflects that once the hurdle rate is reached and the catch-up is achieved, 17.5% of all pre-incentive fee investment income thereafter is allocated to the Investment Adviser.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee under the Amended Advisory Agreement:
Amended Advisory Agreement:
Pre-incentive fee net investment income
Percentage of pre-incentive fee net investment income
allocated to our Investment Adviser

Incentive Fee on Capital Gains
Under each of the Existing Advisory Agreement and the Amended Advisory Agreement, the second part of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Advisory Agreement or the Amended Advisory Agreement, as applicable, as of the termination date). The Amended Advisory Agreement reduces the incentive fee payable by the Company to the Investment Adviser with respect to the capital gains from an annual rate of 20% to an annual rate of 17.5%.
Existing Advisory Agreement. Under the Existing Advisory Agreement, the second part of the incentive fee equals 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the date of determination, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid capital gain incentive fees, provided that, the incentive fee determined at the end of the first calendar year of operations may be calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation.
Amended Advisory Agreement. Under the Amended Advisory Agreement, the second part of the incentive fee equals 17.5% of our realized capital gains, if any, on a cumulative basis from inception through the date of determination, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid capital gain incentive fees.
Incentive Fee Payment Deferral Test
Existing Advisory Agreement. Under the Existing Advisory Agreement, the Company defers payment of any incentive fee otherwise earned by the Investment Adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) the aggregate distributions to the Company’s stockholders and (b) the change in net assets (defined as gross assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 6.0% of the Company’s net assets (defined as gross assets less indebtedness) at the beginning of such period. These calculations are adjusted for any share issuances or repurchases. Any deferred incentive fees will be carried over for payment in subsequent calculation periods under the Existing Advisory Agreement.
Amended Advisory Agreement. The incentive fee payment deferral test is deleted from the Amended Advisory Agreement.

Examples of Quarterly Incentive Fee Calculation under the Existing Advisory Agreement
The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns. Please refer to the Company’s SEC filings for information on actual expenses and returns.
Example 1: Income Related Portion of Incentive Fee(*):
Alternative 1 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income - (management fee + other expenses)) = 0.675%.
Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.
Alternative 2 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.40%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income – (management fee + other expenses)) = 1.825%
Incentive fee = 20% × pre-incentive fee net investment income, subject to the “catch-up”(4)
Catch-up = 1.825% -1.50% =0.325%
Incentive fee = 100% × (1.825%–1.50%)
= 0.325%.
Alternative 3 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 4.00%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income – (management fee + other expenses)) = 3.425%.
Incentive fee = 20% × pre-incentive fee net investment income, subject to the “catch-up” (4)
Incentive fee = 100% × “catch-up” + (20% × (pre-incentive fee net investment income – 1.875%)).
Catch-up = 1.875% – 1.50% = 0.375%
Incentive fee = (100% × 0.375%) + (20% × (3.425% – 1.875%))
= 0.375% + (20% × 1.55%)
= 0.375% + 0.31%
= 0.685%.

(*)
The hypothetical amount of pre-incentive fee net investment income shown is expressed, post-completion of the Company IPO, as a rate of return on the average daily Hurdle Calculation Value, and subsequently as a rate of return on the value of our total net assets.

(1)	Represents 6.00% annualized hurdle rate.

(2)	Represents 1.50% annualized management fee.

(3)	Hypothetical other expenses. Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide our Adviser with an incentive fee of approximately 20% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 1.875% in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:
Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and FMV of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•	Year 2: $6 million capital gains incentive fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 20%.

•
Year 3: None, calculated as follows:(5)
$5 million cumulative fee (20% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2).

•
Year 4: $200,000 capital gains incentive fee, calculated as follows:
$6.2 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 20%) less $6 million (previous capital gains fee paid in Year 2).

Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•
Year 2: $5 million capital gains incentive fee, calculated as follows: 20% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•
Year 3: $1.4 million capital gains incentive fee, calculated as follows: $6.4 million cumulative fee (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million (previous capital gains fee paid in Year 2).

•
Year 4: $600,000 capital gains incentive fee, calculated as follows: $7 million cumulative fee (20% multiplied by $35 million cumulative realized capital gains) less $6.4 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•
Year 5: None $5 million cumulative fee (20% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $7 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

(5)
If the Existing Advisory Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate capital gain incentive fees that are more than the amount of such fees that would have been payable if the Existing Advisory Agreement had been terminated on December 31 of such year. This would occur if the fair market value of an investment declined between the time the Existing Advisory Agreement was terminated and December 31.

Examples of Quarterly Incentive Fee Calculation under the Amended Advisory Agreement
The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns.
Example 1: Income Related Portion of Incentive Fee(*):
Alternative 1 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income - (management fee + other expenses)) = 0.675%.
Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.
Alternative 2 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.30%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income – (management fee + other expenses)) = 1.725%
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to the “catch-up”(4)
= 100% × (1.725%–1.50%)
= 0.225%.
Alternative 3 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 4.00%.
Hurdle rate (1) = 1.50%.
Management fee (2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%.
Pre-incentive fee net investment income =
(investment income – (management fee + other expenses)) = 3.425%.
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to “catch-up” (4)
Incentive fee = 100% × “catch-up” + (17.5% × (pre-incentive fee net investment income – 1.82%)).
Catch-up = 1.82% – 1.50% = 0.32%
Incentive fee = (100% × 0.32%) + (17.5% × (3.425% – 1.82%))
= 0.320% + (17.5% × 1.605%)
= 0.320% + 0.281%
= 0.601%.

(*)
The hypothetical amount of pre-incentive fee net investment income shown is expressed, post-completion of the Company IPO, as a rate of return on the average daily Hurdle Calculation Value, and subsequently as a rate of return on the value of our total net assets.

(1)	Represents 6.00% annualized hurdle rate.

(2)	Represents 1.50% annualized management fee.

(3)	Hypothetical other expenses. Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide our Adviser with an incentive fee of approximately 17.5% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 1.82% in any calendar quarter. The “catch-up” portion of our pre-incentive fee net investment income is the portion that exceeds the 1.5% hurdle rate but is less than or equal to approximately 1.82% (that is, 1.5% divided by (1 – 0.175)) in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:
Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and FMV of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•	Year 2: $5.25 million capital gains incentive fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 17.5%.

•
Year 3: None, calculated as follows:(5)
$4.375 million cumulative fee (17.5% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $5.25 million (previous capital gains fee paid in Year 2).

•
Year 4: $175,000 capital gains incentive fee, calculated as follows:
$5.425 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 17.5%) less $5.25 million (previous capital gains fee paid in Year 2).

Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•
Year 2: $4.375 million capital gains incentive fee, calculated as follows: 17.5% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•
Year 3: $1.225 million capital gains incentive fee, calculated as follows: $5.6 million cumulative fee (17.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $4.375 million (previous capital gains fee paid in Year 2).

•
Year 4: $525,000 capital gains incentive fee, calculated as follows: $6.125 million cumulative fee (17.5% multiplied by $35 million cumulative realized capital gains) less $5.6 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•
Year 5: None $4.375 million cumulative fee (17.5% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $6.125 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

(5)
If the Amended Advisory Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate capital gain incentive fees that are more than the amount of such fees that would have been payable if the Amended Advisory Agreement had been terminated on December 31 of such year. This would occur if the fair market value of an investment declined between the time the Amended Advisory Agreement was terminated and December 31.

Comparison of Incentive Fees under the Existing Advisory Agreement and the Amended Advisory Agreement for Each Alternative under Examples of Incentive Fee Calculations under the Amended Advisory Agreement
The table below compares the payments that would be made under the Existing Advisory Agreement and the Amended Advisory Agreement for each alternative under the examples of incentive fee calculations under the Amended Advisory Agreement.

	Incentive Fee under the Existing Advisory Agreement	Incentive Fee under the Amended Advisory Agreement
Example 1: Income Related Portion of Incentive Fee
Alternative 1	-	-
Alternative 2	0.225%	0.225%
Alternative 3	0.685%	0.601%
Example 2: Capital Gains Portion of Incentive Fee
Alternative 1
Year 1	$—	$—
Year 2	$6,000,000	$5,250,000
Year 3	$—	$—
Year 4	$200,000	$175,000
Alternative 2
Year 1	$—	$—
Year 2	$5,000,000	$4,375,000
Year 3	$1,400,000	$1,225,000
Year 4	$600,000	$525,000
Year 5	$—	$—

Additional Information Regarding the Investment Adviser
Organization of the Investment Adviser
The Investment Adviser is a Delaware limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The principal executive offices of the Investment Adviser are at 520 Madison Avenue, 40th Floor, New York, NY 10022.
The Investment Adviser is a direct, wholly owned subsidiary of Carlyle Investment Management L.L.C., a Delaware limited liability company (“CIM”). CIM is owned and controlled by various entities affiliated with The Carlyle Group L.P., a global alternative asset manager with approximately $162 billion of assets under management as of March 31, 2017. The principal executive offices of The Carlyle Group L.P. and CIM are at 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004. “Carlyle” refers to The Carlyle Group L.P. and its affiliates and its consolidated subsidiaries (other than portfolio companies of its affiliated funds).
Principal Executive Officers of the Investment Adviser
Michael A. Hart, Jeffrey S. Levin and Justin V. Plouffe are the principal executive officers of the Investment Adviser. Mr. Hart is a Managing Director of Carlyle, Head of Carlyle Private Credit and the Chairman of the Investment Adviser’s investment committee. Mr. Levin is a Managing Director of Carlyle and a member of the Investment Adviser’s investment committee. Mr. Plouffe is a Managing Director of Carlyle. Messrs. Hart and Levin also hold positions with the Company. Please refer to “—Officers and Directors of the Company and the Investment Adviser” below for their positions with the Company. The address of the principal executive officers of the Investment Adviser is 520 Madison Avenue, 40th Floor, New York, NY 10022.

Officers and Directors of the Company and the Investment Adviser
The following officers and Directors of the Company are also officers of the Investment Adviser:

Name	Position with the Company	Position with the Investment Adviser
Michael A. Hart	Chairman of the Board of Directors and Chief Executive Officer	Officer
Jeffrey S. Levin	President	Officer
Orit Mizrachi	Chief Operating Officer	Officer
Venugopal Rathi	Chief Financial Officer and Treasurer	Officer
Messrs. Hart, Levin and Rathi and Ms. Mizrachi, each an executive officer of the Company, and Eliot P.S. Merrill, a Director of the Company, own securities of the ultimate parent of the Investment Adviser.
Fees and Reimbursements Paid to the Investment Adviser in Recent Years
For the three month period ended March 31, 2017, base management fees were $3,417 thousand (net of waiver of $1,708 thousand). For the years ended December 31, 2016 and 2015, base management fees were $12,359 thousand and $8,907 thousand, respectively (net of waiver of $6,180 thousand and $4,454 thousand, respectively).
For the three month period ended March 31, 2017, incentive fees related to pre-incentive fee net investment income were $4,777 thousand. For the years ended December 31, 2016 and 2015, incentive fees related to pre-incentive fee net investment income were $14,905 thousand and $8,881 thousand, respectively. For the three month period ended March 31, 2017, and for the years ended December 31, 2016 and 2015, there were no incentive fees related to realized capital gains.
As of March 31, 2017 and December 31, 2016, $11,764 thousand and $8,157 thousand, respectively, was included in base management and incentive fees payable.
In addition, the Company agreed to reimburse the Investment Adviser for initial organization and offering costs incurred on behalf of the Company up to $1,500 thousand. As of March 31, 2017 and December 31, 2016, $1,500 thousand of organization and offering costs had been incurred by the Company and $57 thousand of excess organization and offering costs had been incurred by the Investment Adviser since inception. The $1,500 thousand of incurred organization and offering costs are allocated to all stockholders based on their respective capital commitment and are re-allocated amongst all stockholders at the time of each capital drawdown subsequent to the initial closing of equity capital commitments. The Company’s organization costs incurred are expensed and the offering costs are charged against equity when incurred.
Additional Information Regarding Certain Affiliates of the Investment Adviser
Administrator
The Administrator, a Delaware limited liability company, is a wholly owned subsidiary of CIM and an affiliate of the Investment Adviser. The principal executive offices of the Administrator are at 520 Madison Avenue, 40th Floor, New York, NY 10022.
Pursuant to the administration agreement that the Company entered into with the Administrator (the “Administration Agreement”), the Administrator furnishes the Company with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, the Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, the Administrator assists the Company in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to its stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator will continue to provide the same services pursuant to the Administration Agreement after the approval of the Amended Advisory Agreement.
Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including the Company’s allocable portion of the compensation paid to or compensatory distributions received by the Company’s officers (including the Company’s Chief Compliance Officer and Chief Financial Officer) and their respective staff who provide services to the Company, operations staff who provide services to the Company, and internal audit staff. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Additionally, the Company ultimately bears the costs of any sub-administration agreements that the Administrator enters into.
For the three months ended March 31, 2017, the Company incurred $173 thousand in fees under the Administration Agreement. For the years ended December 31, 2016 and 2015, the Company incurred $703 thousand and $595 thousand, respectively, in fees under the Administrative Agreement. As of March 31, 2017 and December 31, 2016, $115 thousand and $137 thousand, respectively, was unpaid and included in administrative service fees payable.
Carlyle Sub-Administrators
The Administrator entered into sub-administration agreements (the “Carlyle Sub-Administration Agreements”) with The Carlyle Group Employee Co., L.L.C. (“Carlyle Employee Co.”) and CELF Advisors LLP (“CELF”), both affiliates of the Investment Adviser, pursuant to which Carlyle Employee Co. and CELF agreed to provide the Administrator with access to certain legal, operations, financial, compliance, accounting, internal audit (in their role of performing the Sarbanes-Oxley Act of 2002 internal control assessment), clerical and administrative personnel that presently support the Investment Adviser’s investment team. Pursuant to the Carlyle Sub-Administration Agreements, the Administrator agreed to reimburse Carlyle Employee Co. and CELF for their respective allocable portion of the compensation or compensatory distribution of any personnel, other than legal department personnel, that Carlyle Employee Co. and CELF provide for its use. Carlyle Employee Co. and CELF will continue to provide the same services pursuant to the Carlyle Sub-Administration Agreements after the approval of the Amended Advisory Agreement.
In addition, the Administrator, pursuant to a separate sub-administration agreement (the “State Street Sub-Administration Agreement” and, together with the Carlyle Sub-Administration Agreements, the “Sub-Administration Agreements”), has engaged State Street Bank and Trust Company, to act on behalf of the Administrator in its performance of certain other administrative services for the Company.
For the three months ended March 31, 2017, $160 thousand fees incurred in connection with the Sub-Administration Agreements were included in other general and administrative expenses. For the years ended December 31, 2016 and 2015, fees incurred in connection with the Sub-Administration Agreements, which amounted to $602 thousand and $486 thousand, respectively, were included in other general and administrative expenses. As of March 31, 2017 and December 31, 2016, $160 thousand and $159 thousand, respectively, was unpaid and included in other accrued expenses and liabilities.
Vote Required
Approval of the Advisory Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Meeting. The Investment Company Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Proposal. If approved by the Company’s stockholders, the Amended Advisory Agreement is expected to become effective as of the date on which such stockholder approval is received.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE ADVISORY AGREEMENT PROPOSAL.

OTHER BUSINESS
Under our Bylaws, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposal, no other business may properly come before the Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules
Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2018 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must be received by us no later than November 30, 2017. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Secretary of the Company, Matthew Cottrell, 520 Madison Avenue, 40th Floor, New York, NY 10022.
Bylaws Requirements for Stockholder Submission of Nominations and Proposals
A stockholder recommendation for nomination of a person for election to our board or a proposal for consideration at our 2018 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Our Bylaws require that, to be timely, a stockholder’s notice shall set forth all information required and shall be delivered to the Secretary at the principal executive office of the Company at the above address not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the Meeting. As a result, a stockholder’s notice pursuant to these provisions of our Bylaws must be received no earlier than December 17, 2017 and no later than 5:00 p.m., Eastern Time, on January 16, 2018; provided, however, that in the event that the date of the 2018 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2018 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORT
We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to any stockholder upon request. Requests should be directed to the attention of the Secretary of the Company, Matthew Cottrell at TCG BDC, Inc., 520 Madison Avenue, 40th Floor, New York, New York 10022 or (212) 813-4900.
WHERE YOU CAN FIND MORE INFORMATION
TCG BDC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we must file annual, quarterly and current reports, proxy material and other information with the SEC. You can review and copy such information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Such information is also available from the EDGAR database on the SEC’s website at http://www.sec.gov. You also can obtain copies of such information, after paying a duplicating fee, by sending a request by e-mail to publicinfo@sec.gov or by writing the SEC’s Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.
The information TCG BDC files with the SEC is available free of charge by contacting it at 520 Madison Avenue, 40th Floor, New York, NY 10022 or by telephone at (212) 813-4900 or on its website at http://www.tcgbdc.com. Information contained on TCG BDC’s website is not incorporated into the Proxy Statement and you should not consider such information to be part of the Proxy Statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE OVER THE INTERNET, BY TELEPHONE OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

ANNEX A
AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT
This AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT~~, dated~~ (the “Agreement”), is made as of ~~April 3, 2013~~[●] [●], 2017, by and between Carlyle GMS Finance, Inc., a Maryland corporation (the “Company”), and Carlyle GMS Investment Management L.L.C., a Delaware limited liability company (the “Adviser”), amending and restating, in its entirety the initial investment advisory agreement, dated as of April 3, 2013, by and between the Company and the Adviser (the “Initial Agreement”).
WHEREAS, the Company (f/k/a Carlyle GMS Finance, Inc.) is a ~~newly organized~~ closed-end management investment fund that ~~intends to elect~~ has elected to be ~~treated~~regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and
WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Company ~~desires to retain~~has retained the Adviser to furnish investment advisory services to the Company on the terms and conditions set forth in the Initial Agreement; and
WHEREAS, on [●] [●], 2017, the Company closed the initial public offering of its common stock that resulted in an unaffiliated public market float of at least 15% of the aggregate capital commitments received prior to the date of such initial public offering (the  “IPO”); and
WHEREAS, following the completion of the IPO, the Company and the Adviser desire to amend and restate the Initial Agreement in its entirety pursuant to the terms and conditions hereinafter set forth~~, and the Adviser wishes to be retained to provide such services~~.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.	Duties of the Adviser.
(a)    The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s ~~registration statement~~filings made with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)~~, on Form 10 initially filed on February 11, 2013 (as the same shall be amended from time to time) (the “Form 10”) prior to the filing by the Company of any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to an initial public offering (an “IPO”) by the Company (the “IPO Registration Statement”), and following the filing of the IPO Registration Statement in accordance with the investment objective, policies and restrictions that are set forth therein~~and the Investment Company Act, and in the Company’s reports to its stockholders (as the same shall be amended from time to time); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act and the applicable rules and regulations thereunder. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) assist the Board with its valuation of the Company’s assets; (vii) direct investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Company as requested by the Company, from time to time and (viii) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to incur debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).
(b)    The Adviser hereby accepts such retention as investment adviser and agrees during the term hereof to render the services described herein for the compensation provided herein.
(c)    This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Adviser acting in the ordinary course of its business and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(d)    The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act and the rules thereunder with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.
(e)    Subject to the prior approval by the Board and the stockholders of the Company to the extent required under the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Company shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

2.	Company’s Responsibilities and Expenses Payable by the Company.
All investment professionals of the Adviser, and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all expenses of its operations and transactions, including (without limitation except as noted) those relating to: the Company’s initial organization costs and offering costs incurred prior to the filing of its election to be ~~treated~~regulated as a BDC (the amount in excess of $1,500,000 to be paid by the Adviser); the costs associated with any offerings of the Company’s common stock and other securities; calculating individual asset values and the Company’s net asset value (including the cost and expenses of any independent valuation firms); expenses, including travel expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, expenses of enforcing the Company’s rights; the base management fee and any incentive fees payable under this Agreement; certain costs and expenses relating to distributions paid on the Company’s shares; administration fees payable under the administration agreement (the “Administration Agreement”) between the Company and Carlyle GMS Finance Administration, L.L.C. (the “Administrator”) and sub-administration agreements, including related expenses; debt service and other costs of borrowings or other financing arrangements; the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; amounts payable to third parties relating to, or associated with, making or holding investments; the costs associated with subscriptions to data service, research-related subscriptions and expenses and quotation equipment and services used in making or holding investments; transfer agent and custodial fees; costs of hedging; commissions and other compensation payable to brokers or dealers; federal and state registration fees; any U.S. federal, state and local taxes, including any excise taxes; independent director fees and expenses; costs of preparing financial statements and maintaining books and records, costs of preparing tax returns, costs of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), compliance and attestation and costs of filing reports or other documents with the ~~Securities and Exchange Commission (the “SEC”)~~SEC (or other regulatory bodies), and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices to the Company’s stockholders (including printing and mailing costs), the costs of any stockholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; the costs of specialty and custom software for monitoring risk, compliance and overall portfolio, including any development costs incurred prior to the filing of the Company’s election to be ~~treated~~regulated as a BDC; the Company’s fidelity bond; directors and officers/errors and omissions liability insurance, and any other insurance premiums; indemnification payments; direct fees and expenses associated with independent audits, agency, consulting and legal costs; and all other expenses incurred by either the Administrator or the Company in connection with administering its business, including payments under the Administration Agreement for administrative services that will be equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including, compensation paid to or compensatory distributions received by its officers (including its Chief Financial Officer and Chief Compliance Officer) and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company’s Sarbanes-Oxley internal control assessment.

3.	Compensation of the Adviser.
The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth.  The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.  ~~To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.~~

(a)    The Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s gross assets, which for all purposes hereunder shall (i) be determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, (ii) include assets acquired through the incurrence of debt, and (iii) exclude cash and any temporary investments in cash-equivalents, including U.S. government securities and other high-quality investment grade debt investments that mature in 12 months or less from the date of investment. ~~Prior to the completion of an IPO by the Company that results in an unaffiliated public market float of at least 15% of the aggregate Capital Commitments received prior to the date of such IPO (a “Qualified IPO”), the Adviser will waive its right to receive one-third (0.50%) of the Base Management Fee. The fee waiver will terminate if and when a Qualified IPO has been consummated. For purposes of this Agreement, “Capital Commitment” refers to the amount of capital committed to the Company by each investor pursuant to a Subscription Agreement relating to the Company’s initial placement of the Company’s common stock to investors, in the form or substantially the form in which such agreement was approved by the Board on April 3, 2013.~~

The Base Management Fee will be payable quarterly in arrears. ~~Prior to a Qualified IPO, the Base Management Fee will be calculated based on the Company’s average daily gross assets during the most recently completed fiscal quarter, and will be appropriately adjusted for any share issuances. Base Management Fees for any~~

~~partial quarter will be appropriately pro-rated. Following a Qualified IPO, the~~The Base Management Fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed fiscal quarters, except for the first quarter following a Qualified IPO, in which case the Base Management Fee will be calculated based on the Company’s gross assets as of the end of such fiscal quarter. In each case, the Base Management Fee will be appropriately adjusted for any share issuances or repurchases during such fiscal quarter, and the Base Management Fees for any partial month or quarter will be appropriately pro-rated.

(b)    The Incentive Fee shall consist of two parts, as follows:

(i)
One part will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the preceding calendar quarter.  “Pre-Incentive Fee net investment income” means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the calendar quarter, minus the Company’s consolidated operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).

Pre-Incentive Fee net investment income ~~does not include~~includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash.  Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

~~Prior to any Qualified IPO of the Company’s common stock that may occur,~~ Pre-Incentive Fee net investment income, expressed as a rate of return on the ~~average daily Hurdle Calculation Value~~value of the Company’s Net Assets (as defined below) throughout the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.50% per quarter (6% annualized). ~~“Hurdle Calculation Value” means, on any given day, the sum of (x) the value of the Company’s Net Assets (as defined below) as of the end of the calendar quarter immediately preceding such day plus (y) the aggregate amount of capital drawn from investors (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) from the beginning of the current quarter to such day minus (z) the aggregate amount of distributions (including share repurchases) made by the Company from the beginning of the current quarter to such day (but only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter).~~ “Net Assets” as used herein solely for purposes of the Incentive Fee means the Company’s gross assets less consolidated indebtedness, determined in accordance with generally accepted accounting principles in the United States.

~~Following any Qualified IPO of the Company’s common stock that may occur, Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s Net Assets at the end of the immediately preceding calendar quarter, will be compared to a hurdle rate of 1.50% per quarter (6% annualized).~~

The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.50% Base Management Fee.  The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each calendar quarter as follows:

(A)
With the exception of the Capital Gains Fee (as defined and discussed below), no Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee net investment income does not exceed the hurdle rate of 1.50%;

(B)
100% of the Company’s Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than ~~1.875%~~1.82% in any calendar quarter (~~7.50%~~7.28% annualized); and

(C)	~~20%~~17.5% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds ~~1.875%~~1.82% in any calendar quarter (~~7.50%~~7.28% annualized).

     These calculations will be appropriately pro rated for any period of less than three months and appropriately adjusted for any share issuances or repurchases during the current quarter.

(ii)     The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending on December 31, 2013, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from inception.  If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to ~~20%~~17.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years.  If such amount is negative, then there is no Capital Gains Fee for such year.  If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

For purposes of this Section 3(b)(ii):

The “cumulative aggregate realized capital gains” are calculated as the sum of the differences, if positive, between (a) the sales price of each investment in the Company’s portfolio when sold, net of any selling commissions or other selling expenses (the “net sales price”) and (b) the accreted or amortized cost basis of such investment when sold.

The “cumulative aggregate realized capital losses” are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment when sold.

The “aggregate unrealized capital depreciation” is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment as of the applicable Capital Gains Fee calculation date.

~~(iii)    Payment of any Incentive Fee otherwise earned by the Adviser shall be deferred (“Deferred Incentive Fees”) if, during the most recent four full calendar quarter period (or, if less, the number of full calendar quarters completed since the Company’s initial drawdown of capital from stockholders) ending on or prior to the date such payment is to be made, the sum of (a) the Company’s aggregate distributions to its stockholders and (b) the change in the Company’s Net Assets (before taking into account any incentive fees payable during that period) is less than 6.0% of the Company’s Net Assets at the beginning of such period, subject to appropriate proration of such percentage during the four full calendar quarters immediately following the Company’s initial drawdown of capital from stockholders.  These calculations will be appropriately adjusted for any share issuances or repurchases during the relevant period.  Any Deferred Incentive Fees shall be carried over for payment in subsequent calculation periods by the Company.~~

(iii)    Examples of the Incentive Fee calculation are attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of this Agreement.

~~Examples of Quarterly Incentive Fee Calculation~~

~~Example 1: Income Related Portion of Incentive Fee (*):~~

~~Alternative 1~~
~~Assumptions~~
~~Investment income (including interest, dividends, fees, etc.) = 1.25%.~~
~~Hurdle rate(1) = 1.50%.~~
~~Management fee(2) = 0.375%.~~
~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.~~
~~Pre-incentive fee net investment income~~
~~(investment income – (management fee + other expenses)) = 0.675%.~~
~~Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.~~
~~Alternative 2~~
~~Assumptions~~
~~Investment income (including interest, dividends, fees, etc.) = 2.40%.~~
~~Hurdle rate(1) = 1.50%.~~
~~Management fee(2) = 0.375%.~~
~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.~~
~~Pre-incentive fee net investment income~~
~~(investment income – (management fee + other expenses)) = 1.825%.~~
~~Incentive fee = 20% × pre-incentive fee net investment income, subject to the “catch-up”(4)~~
~~= 100% x (1.825%-1.50%)~~
~~= 0.325%.~~
~~Alternative 3~~
~~Assumptions~~
~~Investment income (including interest, dividends, fees, etc.) = 4.00%.~~
~~Hurdle rate(1) = 1.50%.~~
~~Management fee(2) = 0.375%.~~
~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.~~
~~Pre-incentive fee net investment income~~
~~(investment income – (management fee + other expenses)) = 3.425%.~~
~~Incentive fee = 20% × pre-incentive fee net investment income, subject to “catch-up”(4)~~
~~Incentive fee = 100% × “catch-up” + (20% × (pre-incentive fee net investment income – 1.875%)).~~
~~Catch-up = 1.875% – 1.50%.~~
~~= 0.375%~~
~~Incentive fee = (100% × 0.375%) + (20% × (3.425% – 1.875%))~~
~~= 0.375% + (20% × 1.55%)~~
~~= 0.375% + 0.31%~~
~~= 0.685%.~~

~~__________________________~~

~~(*)~~
~~The hypothetical amount of Pre-Incentive Fee net investment income shown is expressed, prior to a Qualified IPO of the Company’s common stock, as a rate of return on the average daily Hurdle Calculation Value and, subsequently, as a rate of return on the value of the Company’s total Net Assets.~~

~~(1)    Represents 6.00% annualized hurdle rate.~~
~~(2)     Represents 1.50% annualized management fee.~~
~~(3)    Excludes organizational and offering expenses.~~
~~(4)    The “catch-up” provision, as described in Section 3(b)(i)(A)-(C) above, is intended to provide the Adviser with an incentive fee of approximately 20% on all of the Company’s Pre-Incentive Fee net investment income as if a hurdle rate did not apply when the Company’s net investment income exceeds 1.875% in any calendar quarter.~~

~~Example 2: Capital Gains Portion of Incentive Fee:~~

~~Alternative 1~~
~~Assumptions~~

~~•~~	~~Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).~~

~~•~~	~~Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.~~

~~•~~	~~Year 3: FMV of Investment B determined to be $25 million.~~

~~•~~	~~Year 4: Investment B sold for $31 million.~~

~~The capital gains portion of the incentive fee, if any, would be:~~

~~•~~	~~Year 1: None.~~

~~•~~	~~Year 2: $6 million capital gains incentive fee, calculated as follows:~~
~~$30 million realized capital gains on sale of Investment A multiplied by 20%.~~

~~•~~	~~Year 3: None, calculated as follows: (1)~~
~~$5 million cumulative fee (20% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2).~~

~~•~~	~~Year 4: $200,000 capital gains incentive fee, calculated as follows:~~
~~$6.2 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 20%) less $6 million (previous capital gains fee paid in Year 2).~~
~~________________~~

~~(1) If this Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate capital gain incentive fees that are more than the amount of such fees that would have been payable if this Agreement had been terminated on December 31 of such year. This would occur if the FMV of an investment declined between the time this Agreement was terminated and December 31.~~

~~Alternative 2~~
~~Assumptions~~

~~•~~	~~Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).~~

~~•~~	~~Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.~~

~~•~~	~~Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.~~

~~•~~	~~Year 4: FMV of Investment B determined to be $35 million.~~

~~•~~	~~Year 5: Investment B sold for $20 million.~~
~~The capital gains portion of the incentive fee, if any, would be:~~

~~•~~	~~Year 1: None.~~

~~•~~
~~Year 2: $5 million capital gains incentive fee, calculated as follows:20% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).~~

~~•~~	~~Year 3: $1.4 million capital gains incentive fee, calculated as follows:~~
~~$6.4 million cumulative fee (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million (previous capital gains fee paid in Year 2)~~

~~•~~	~~Year 4: $600,000 capital gains incentive fee, calculated as follows:~~
~~$7 million cumulative fee (20% multiplied by $35 million cumulative realized capital gains) less $6.4 million (previous cumulative capital gains fee paid in Year 2 and Year 3)~~

~~•~~	~~Year 5: None~~
~~$5 million cumulative fee (20% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $7 million (previous cumulative capital gains fee paid in Years 2, 3 and 4)~~

(c)    Any transaction, loan origination, advisory or similar fees (“Transaction Fees”) received in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be the property of the Company. The parties agree that any Transaction Fees paid to the members, managers, partners or employees of the Company, the Adviser or their respective affiliates in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be promptly remitted to the Company; provided, however, Transaction Fees received in respect of an investment opportunity in which the Company and one or more entities (including affiliates of the Adviser) participate shall be allocated to each of the Company and such entities pro rata in accordance with their respective investments or proposed investments in such investment opportunity.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company and the Adviser acknowledge and agree that the provisions of this Section 3 shall be of no force and effect unless and until this Agreement has been approved by (i) the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of the Board and the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, each in accordance with the requirements of the Investment Company Act (the “Approval Date”). For the avoidance of doubt, the Adviser shall receive no compensation with respect to services provided hereunder prior to the Approval Date.

4.	Covenants of the Adviser.
The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act so long as it is the investment adviser to the Company and the Company maintains its election to be regulated as a BDC under the Investment Company Act or otherwise is an investment company registered under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions.
The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6.	Limitations on the Employment of the Adviser.
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s ability to enter into sub-advisory agreements consistent with the requirements of this Agreement. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.
If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	Limitation of Liability of the Adviser; Indemnification.
(a)    The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (each, individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) and hold each of them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by any of them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. The Company’s indemnification of the Indemnified Parties shall, to the extent not in conflict with such insurance policy, be secondary to any and all payment to which any Indemnified Party is entitled from any relevant insurance policy issued to or for the benefit of the Company and its affiliates or any Indemnified Party. The Company’s indemnification of the Indemnified Parties shall also be secondary to any payment pursuant to any other indemnification obligation of any other relevant entity or person, including under any insurance policy issued to or for the benefit of such other entity or person, in all cases, to the extent not in conflict with the applicable other indemnification or insurance contract. In the event of payment by the Company under this Agreement and pursuant to its indemnification obligations, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of any Indemnified Party, including the rights of the Indemnified Parties under any insurance policies.
(b)    For any claims indemnified by the Company under Section 8(a) above, to the fullest extent permitted by law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, within 30 days after receipt by the Company of a statement or statements from the Indemnified Party requesting such advance or advances from time to time.  Each Indemnified Parties hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Company.  Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.
(c)    Notwithstanding the above provisions of this Section 8 ~~of this Agreement~~, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

9.	Effectiveness, Duration and Termination of Agreement.
(a)    This Agreement shall become effective as of the first date above written. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 9, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
(b)    This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(c)    This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Adviser.
(d)    This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.	Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	Amendments.
This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12.	Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of Delaware, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

~~CARLYLE GMS FINANCE~~TCG BDC, INC.

By:    _________________________________
Name:
Title:

CARLYLE GMS INVESTMENT MANAGEMENT L.L.C.

By:    _________________________________
Name:
Title:

ANNEX A
EXAMPLES OF INCENTIVE FEE CALCULATION
Example 1: Income Related Portion of Incentive Fee (*):
Alternative 1 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%.
Hurdle rate(1) = 1.50%.
Management fee(2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.
Pre-incentive fee net investment income
(investment income – (management fee + other expenses)) = 0.675%.
Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2 - Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.30%.
Hurdle rate(1) = 1.50%.
Management fee(2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.
Pre-incentive fee net investment income
(investment income – (management fee + other expenses)) = 1.725%.
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to the “catch-up”(4)
= 100% x (1.725%-1.50%)
= 0.225%.

Alternative 3 -Assumptions
Investment income (including interest, dividends, fees, etc.) = 4.00%.
Hurdle rate(1) = 1.50%.
Management fee(2) = 0.375%.
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%.
Pre-incentive fee net investment income
(investment income – (management fee + other expenses)) = 3.425%.
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to “catch-up”(4)
Incentive fee = 100% × “catch-up” + (17.5% × (pre-incentive fee net investment income – 1.82%)).
Catch-up = 1.82% – 1.50%.
= 0.32%
Incentive fee = (100% × 0.32%) + (17.5% × (3.425% – 1.82%))
= 0.320% + (17.5% × 1.605%)
= 0.320% + 0.281%
= 0.601%.
__________________________
Notes:

(*)	The hypothetical amount of Pre-Incentive Fee net investment income shown is expressed as a rate of return on the value of the Company’s total Net Assets.
(1)    Represents 6.00% annualized hurdle rate.
(2)     Represents 1.50% annualized management fee.
(3)    Excludes organizational and offering expenses.

(4)
The “catch-up” provision, as described in Section 3(b)(i)(A)-(C) above, is intended to provide the Adviser with an incentive fee of approximately 17.5% on all of the Company’s Pre-Incentive Fee net investment income as if a hurdle rate did not apply when the Company’s net investment income exceeds 1.82% in any calendar quarter. The “catch-up” portion of our pre-incentive fee net investment income is the portion that exceeds the 1.5% hurdle rate but is less than or equal to approximately 1.82% (that is, 1.5% divided by (1 – 0.175)) in any calendar quarter.

A-A-1

Example 2: Capital Gains Portion of Incentive Fee:
Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•	Year 2: $5.25 million capital gains incentive fee, calculated as follows:
$30 million realized capital gains on sale of Investment A multiplied by 17.5%.

•	Year 3: None, calculated as follows: (5)
$4.375 million cumulative fee (17.5% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $5.25 million (previous capital gains fee paid in Year 2).

•	Year 4: $175,000 capital gains incentive fee, calculated as follows:
$5.425 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 17.5%) less $5.25 million (previous capital gains fee paid in Year 2).
Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.
The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•
Year 2: $4.375 million capital gains incentive fee, calculated as follows:17.5% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•	Year 3: $1.225 million capital gains incentive fee, calculated as follows:
$5.6 million cumulative fee (17.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $4.375 million (previous capital gains fee paid in Year 2)

•	Year 4: $525,000 capital gains incentive fee, calculated as follows:
$6.125 million cumulative fee (17.5% multiplied by $35 million cumulative realized capital gains) less $5.6 million (previous cumulative capital gains fee paid in Year 2 and Year 3)

•	Year 5: None
$4.375 million cumulative fee (17.5% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $6.125 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).
________________
Note:

(5)
If this Agreement is terminated on a date other than December 31 of any year, the Company may pay aggregate capital gain incentive fees that are more than the amount of such fees that would have been payable if this Agreement had been terminated on December 31 of such year. This would occur if the FMV of an investment declined between the time this Agreement was terminated and December 31.

A-A-2

PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE COMPANY AND TO YOU AS A COMPANY STOCKHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR PROXY VOTE TODAY!

TCG BDC, Inc.
PROXY IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2017
The undersigned stockholder of TCG BDC, Inc. (the “Company”) acknowledges receipt of the Notice of a Special Meeting of Stockholders of the Company and the Proxy Statement and hereby appoints Matthew Cottrell and Orit Mizrachi, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company to be held at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, NY 10022 on September 15, 2017, at 8:30 a.m., local time, and at any postponements or adjournments thereof, as indicated on this proxy. The named proxies are also authorized to vote in their discretion on such other matters as may properly come before the Special Meeting of Stockholders or at any postponement or adjournment thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSALS (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS AND RECOMMENDED FOR APPROVAL BY THE STOCKHOLDERS.

Do you have questions?
If you have any questions about how to vote your proxy or about the meeting in general, please call the Company at (212) 813-4900. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 15, 2017. The Proxy Statement is available at: https://proxyonline.com/docs/tcgbdc.pdf/.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

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TCG BDC, INC.
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
Please sign this proxy card exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED BELOW, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE A SPECIAL MEETING OR AT ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO A PROPOSAL INCLUDED IN THE PROXY STATEMENT/PRIVATE PLACEMENT MEMORANDUM, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.
TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

Proposal(s):
		FOR	AGAINST	ABSTAIN
(1)	To consider and vote upon a proposal to approve the Amended and Restated Investment Advisory Agreement by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C.	¡	¡	¡

Please refer to the Company’s Proxy Statement for a discussion of the proposal.
You can vote on the Internet, by telephone or by marking, signing and returning this proxy card by mail. Please see the reverse side for instructions.
REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PROXY CARDS MUST BE RECEIVED BY SEPTEMBER 14, 2017 TO BE COUNTED.
THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

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